UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

April 3, 2007

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92133

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, Maxwell Technologies, Inc. (the “Company”) issued a press release announcing the promotion of George Kreigler III to the position of Senior Vice President, operations, with global responsibility for production of BOOSTCAP® ultracapacitor products. A copy of the press release is attached to this report as Exhibit 99.1.

Mr. Kreigler, 53, joined Maxwell as vice president, operations, in May 2006. He has more than 30 years of high technology operations management experience, including supervising multiple large-scale offshore manufacturing facilities. Before joining Maxwell, he spent eight years with Quantum Corporation, most recently as corporate senior vice president and general manager of Quantum Storage Systems.

On April 2, 2007, the Company entered into an Employment Agreement with Mr. Kreigler (the “Employment Agreement”). The Employment Agreement is attached hereto as Exhibit 10.1. Under the terms of the Employment Agreement, Mr. Kreigler shall be paid a base salary at an initial annual rate of $255,000 and a bonus determined by the Board of Directors (the “Board”). The Board will set specific financial performance targets and the amount of Mr. Kreigler’s bonus will range from zero dollars ($0) to a maximum amount equal to 50% of his annual base salary as in effect for such fiscal year (with a target bonus of 50% of the then effective base salary).

Under the terms of the Employment Agreement, should the Company terminate Mr. Kreigler without “Cause” (as defined in the Employment Agreement), he will be entitled to a cash payment, to be paid in equal monthly installments, equal to one-half of Mr. Kreigler’s base salary in effect on the date of such termination, and will be provided with an additional six (6) months of vesting with respect to any stock options and restricted stock grants then held by him.

Pursuant to the Employment Agreement, if a “Triggering Event” (as defined in the Employment Agreement) occurs any time prior to the third (3rd) anniversary of a “Change of Control” (as defined in the Employment Agreement), and Mr. Kreigler terminates his employment within thirty (30) days of such Triggering Event, then Mr. Kreigler shall be entitled to the following:

•

two (2) cash payments, each to be equal to one-half (1/2) of Mr. Kreigler’s annual base salary in effect on the date of the Triggering Event, with the first of such payments to be paid within thirty (30) days of such Triggering Event, and the second payment to be made on the six (6) month anniversary of the Triggering Event, subject to applicable withholding.

•	full vesting of all stock options and restricted stock then held by Mr. Kreigler.

•	benefits, substantially identical to those which Mr. Kreigler was entitled immediately prior to the Triggering Event, for the six (6) months following the Triggering Event.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement attached hereto as Exhibit 10.1. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated April 2, 2007.

Exhibit 99.1	Press release issued by Maxwell Technologies, Inc. on April 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Dr. Richard Balanson
Dr. Richard Balanson
Chief Executive Officer

Date: April 3, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated April 2, 2007.

99.1	Press Release issued by Maxwell Technologies, Inc. on April 3, 2007.